UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 24, 2007

VYTERIS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-32741	84-1394211
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

13-01 Pollitt Drive, Fair Lawn, NJ	07410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 703-2299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Amendment of Material Definitive Agreements

On September 24, 2007, Registrant entered into Allonge, Amendment and Waiver No. 6 (the “Allonge”) with Spencer Trask Specialty Group, LLC and affiliated entities (collectively, “Spencer Trask”), which Allonge was made effective as of July 1, 2007.  The Allonge amends certain provisions of both the 11.5% Senior Secured Grid Notes previously issued to Spencer Trask by the Company pursuant to that certain Securities Purchase Agreement between the Company and Spencer Trask dated September 28, 2004 (“Grid Notes”), and those certain Subordinated Convertible Unsecured Promissory Notes previously issued by the Company to Spencer Trask in 2006 (“2006 Notes”, and with the Grid Notes, the “Notes”).

The amendments effected by the Allonge include, but are not limited, to:

(i) extension of the Maturity Date of the Grid Notes to June 1, 2009;

(ii) cessation of rights of holders of Grid Notes to receive monthly warrant issuances as of May 31, 2007;

(iii) issuance of 1,000,000 warrants to the holders of Grid Notes, such warrants carrying a five year term and an exercise price into one share of Vyteris Common Stock per warrant of $1.50;

(iv) reduction of interest rate on the Grid Notes to 9% as of June 1, 2007;

(v) reduction of the conversion price on the Notes to $1.50 per share;

(vi) reduction of the exercise price of 949,071 warrants held by holders of the Grid Notes to $1.50; and

(vii) reduction of the conversion price on the Vyteris Series B Preferred Stock to $1.50 per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYTERIS, INC.

By:	/s/ Timothy McIntyre
Name: Timothy McIntyre
Title: President and Chief Executive Officer

Dated:  September 27, 2007